UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2010

THQ INC.

(Exact name of registrant as specified in charter)

Delaware	0-18813	13-3541686
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

29903 Agoura Road Agoura Hills, California	91301
(Address of principal executive offices)	(Zip Code)

(818) 871-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 10, 2010, THQ Inc. (“THQ” or the “Registrant”) held its 2010 Annual Meeting of Stockholders in Westlake Village, California (the “Annual Meeting”).  The agenda items for such meeting are shown below along with the vote of the Registrant’s common stock with respect to such agenda items.

1.             Election of seven directors to serve until the next annual meeting of stockholders and the election and qualification of their successors, if any:

	Votes For	Votes Withheld	Broker Non-Votes
Brian J. Farrell	40,679,570	16,039,535	6,502,891
Lawrence Burstein	33,417,509	23,301,596	6,502,891
Henry T. DeNero	33,771,869	22,947,236	6,502,891
Brian P. Dougherty	33,771,496	22,947,609	6,502,891
Jeffrey W. Griffiths	33,963,157	22,755,948	6,502,891
Gary E. Rieschel	33,773,006	22,946,099	6,502,891
James L. Whims	33,439,124	23,279,981	6,502,891

Based on the votes set forth above, the foregoing persons were duly elected to serve as directors, for a term expiring at the annual meeting of stockholders in 2011 and until their respective successors have been duly elected and qualified.

2.             Ratification of the appointment of Deloitte& Touche LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending March 31, 2011:

Number of votes
Votes for	62,214,390
Votes against	979,282
Votes abstained	28,324

Based on the votes set forth above, the appointment of Deloitte & Touche LLP as independent registered public accounting firm of the Registrant to serve for the fiscal year ending March 31, 2011 was duly ratified by our stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

THQ INC.

	By:	/s/ Edward L. Kaufman
Date: August 13, 2010		Edward L. Kaufman,
Executive Vice President, Business and Legal Affairs and Corporate Secretary